Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Regional Health Properties, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(3)
Fees to Be Paid	Equity	12.5% Series B Cumulative Redeemable Preferred Shares, no par value	Other(1)	2,811,535		N/A	$12,103,658.18	0.0000927	$1,122.01
	Equity	Common Stock, no par value	Other(2)	0	(2)	N/A	$0.00	0.0000927	$0.00
Fees Previously Paid	Equity	Common Stock, no par value	Other(3)	1,405,768		N/A	$14,282,597.80		$1,558.24	(4)(5)
	Total Offering Amounts						$12,103,658.18		$1,122.01
	Total Fees Previously Paid								$2,065.88	(4)(5)
	Total Fee Offsets								$2,065.88	(6)
	Net Fee Due								$0.00	(6)

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fees Offset Claims		S-4	333-256667	June 1, 2021		$2,065.88(5)(6)
Fees Offset Sources	Regional Health Properties, Inc.	S-4	333-256667		June 1, 2021		$2,065.88(5)(6)

(1)

Calculated pursuant to Rules 457(c) and 457(f)(1) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the registration fee for this offering, based on the high and low prices of the Registrant’s 10.875% Series A Cumulative Redeemable Preferred Shares, no par value per share (the “Series A Preferred Stock”), as reported on the NYSE American LLC (the “NYSE American”) on February 8, 2022 ($4.31 per share), multiplied by the estimated maximum number of shares of Series A Preferred Stock (2,811,535) that may be exchanged for the Registrant’s 12.5% Series B Cumulative Redeemable Preferred Shares, no par value per share (the “Series B Preferred Stock”), being registered.

(2)

The Registrant registered 1,405,768 shares of its Common Stock, no par value per share (the “Common Stock”), pursuant to the initial filing of this Registration Statement on Form S-4 on June 1, 2021. Pursuant to the filing of this pre-effective Amendment No. 2, the Registrant hereby decreases the number of shares of Common Stock registered pursuant to this Registration Statement on Form S-4 to 0.

(3)

Calculated pursuant to Rules 457(c) and 457(f)(1) under the Securities Act, solely for the purpose of calculating the registration fee for this offering, based on the high and low prices of the Series A Preferred Stock as reported on the NYSE American on June 28, 2021 ($5.08 per share), multiplied by the estimated maximum number of shares of Series A Preferred Stock (2,811,535) that could have been exchanged for the Common Stock that was previously registered.

(4)

The Registration Fee for this Registration Statement on Form S-4 with respect to the 1,405,768 shares of Common Stock previously registered upon the initial filing of this Registration Statement on Form S-4 was recalculated pursuant to Amendment No. 1 to this Registration Statement on Form S-4 in accordance with Rules 457(c) and 457(f)(1) under the Securities Act and was lowered from $2,065.88 to $1,558.24.

(5)	The Registrant previously paid $2,065.88 upon the initial filing of this Registration Statement on Form S-4 on June 1, 2021.
(6)

Pursuant to the recalculation procedure set forth in Instruction 2.A.iv of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure on Form S-4, the Registrant has recalculated the filing fee due for this Registration Statement on Form S-4 and has claimed an offset of $2,065.88 pursuant to Rule 457(b) under the Securities Act as set forth in Table 2. The $2,065.88 offset corresponds to the fee the Registrant previously paid in connection with the 1,405,768 shares of Common Stock previously registered upon the initial filing of this Registration Statement on Form S-4 on June 1, 2021. The number of shares of Common Stock registered on this Registration Statement on Form S-4 has been decreased to 0 pursuant to this Amendment No. 2. The Registrant confirms that (i) this Amendment No. 2 is a pre-effective amendment, (ii) it has increased the amount of shares of Series B Preferred Stock registered on this Registration Statement on Form S-4 pursuant to this Amendment No. 2 from 0 to 2,811,535, (iii) it has decreased the amount of shares of Common Stock registered on this Registration Statement on Form S-4 pursuant to this Amendment No. 2 from 1,405,768 to 0, and (iv) it has not relied on Rule 457(o) under the Securities Act to calculate the filing fee due for the initial filing or any prior pre-effective amendments to this Registration Statement on Form S-4.